UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2022

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BPMC	Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2022, Blueprint Medicines Corporation (the “Company”) entered into a Consulting Agreement effective January 1, 2023 with Jeffrey W. Albers (the “Consulting Agreement”), pursuant to which Mr. Albers will provide certain advisory services (the “Consulting Services”) to the Company for up to 16 hours per month on average. The Consulting Services are in addition to the time and responsibilities reasonably expected of members of the Company’s board of directors (the “Board”) and of the Chairman of the Board (which time and responsibilities are not subject to the Consulting Agreement). For the Consulting Services, Mr. Albers will receive a fee of $9,583.33 per month ($115,000.00 on an annual basis). The term of the Consulting Agreement will end on December 31, 2023 unless otherwise mutually agreed in writing by the parties. This Agreement may be terminated by either the Company or Mr. Albers upon not less than 90 days’ prior written notice to the other party. Either party may terminate the Consulting Agreement immediately upon written notice to the other party in the event such other party has materially breached the Consulting Agreement.

Also on December 23, 2022, the Company and Mr. Albers entered into an Amendment Agreement (the “Amendment Agreement”) pursuant to which the parties amended the terms of each of the outstanding non-qualified stock options and restricted stock units (“RSU”) awards granted to Mr. Albers to provide, among other things, that such stock options and RSU awards will (i) continue to vest for as long as Mr. Albers continues to provide services to the Company as an employee, member of the Board or consultant and (ii) for options, be exercisable (unless terminated for cause) until twelve (12) months following the date Mr. Albers ceases to provide services to the Company or the applicable Expiration Date (as defined in the respective agreements), if earlier.

The foregoing descriptions of the Consulting Agreement and the Amendment Agreement are qualified in their entirety by reference to the complete text of each such agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement effective as of January 1, 2023 by and between the Registrant and Jeffrey W. Albers
10.2	Amendment Agreement dated as of December 23, 2022 by and between the Registrant and Jeffrey W. Albers
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: December 27, 2022	By:	/s/ Kate Haviland
Kathryn Haviland
Chief Executive Officer